Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Investors Title Company
Chapel Hill, North Carolina

We consent to the incorporation by reference in the registration statements (Nos. 333-109279 and 333-161209) on Forms S-8 of Investors Title Company of our reports dated March 12, 2018, with respect to the consolidated financial statements and schedules of Investors Title Company and the effectiveness of internal control over financial reporting, which reports appear in Investors Title Company’s 2017 Annual Report on Form 10-K.

/S/ DIXON HUGHES GOODMAN, LLP

High Point, North Carolina
March 12, 2018